Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements of Stifel Financial Corp. on Form S-8 (File Numbers 333-37805, 333-37807, 333-84717, 333-52694, 333-60506, 333-60516, 333-82328, 333-100414, 333-105756, 333-105759, 333-140662, 333-145990, 333-160523, and 333-160524) and on Form S-3 (File Numbers 333-41304, 333-84952, 333-86476, 333-144128, 333-147515, and 333-158301) of our report dated February 28, 2008, relating to the 2007 consolidated financial statements (before the retrospective adjustments to the financial statement disclosures for a change in the composition of reportable segments as discussed in Note 24 to the consolidated financial statements) of Stifel Financial Corp. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the retrospective adjustments for a change in the composition of reportable segments as discussed in Note 24 to the consolidated financial statements), appearing in this Annual Report on Form 10-K of Stifel Financial Corp. for the year ended December 31, 2009.

/s/ Deloitte & Touche LLP

St. Louis, Missouri

February 26, 2010